UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2019

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2019, OncoSec Medical Incorporated (“OncoSec” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 3,492,063 shares (the “Firm Shares”) of the Company’s common stock, $.0001 par value per share (“Common Stock”), and 3,492,063 warrants to purchase up to 2,619,047 shares of Common Stock (the “Warrants”) at a combined price to the public of $3.15 per share of Common Stock and Warrant, less underwriting discounts and commissions. The Warrants will have an exercise price of $3.45 per full share, will be exercisable upon issuance and will expire five years from the date of issuance. A form of the Warrants is attached hereto as Exhibit 4.1 and is incorporated herein by reference. In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase additional shares of Common Stock (the “Option Shares,” together with the Firm Shares, the “Shares”) and/or additional Warrants (the “Option Warrants”). The transactions contemplated by the Underwriting Agreement are expected to close on May 24, 2019, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

A.G.P./Alliance Global Partners is acting as the sole book-runner for the offering.

The net proceeds to the Company are expected to be approximately $10.1 million assuming no exercise of the option to purchase Option Shares and/or Option Warrants and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Such customary representations, warranties and agreements are not for the benefits of other parties, and investors should not place undue reliance on these customary representations, warranties and agreements.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares and Warrants, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On May 22, 2019 the Company issued a press release announcing the underwritten public offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 22, 2019, between OncoSec Medical Incorporated and A.G.P./Alliance Global Partners, as representatives of the several underwriters named therein.
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1)
99.1	Press Release of OncoSec Medical Incorporated, dated May 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: May 22, 2019	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President